Panacea Global, Inc. Signs Multi-year Contract Valued at Minimum $8.75 Million for Cancer Detection System with Palmverse Limited

Ontario, Canada, July 12, 2011 -- Panacea Global Inc., (“the Company”) (OTCQB:PANG), a biopharmaceutical company specializing in blood (protein), serum and tissue tests to diagnose and monitor cancer, today announced that it has signed a multi-year exclusive sales agreement with Palmverse Limited for its cancer detection system. The contract, signed July 2011, is valued at a minimum $8.75 million in revenue over the next two years based upon Palmverse meeting certain annual commitments.

Palmverse Limited will be responsible for the exclusive sale and distribution of the Company’s cancer detection system in the territory of Belarus.  The cancer detection system tests for the presence of various types of cancer with innovative cancer detection tests including: BC Detect® which detects breast cancer; CC Detect® which detects colorectal cancer; LC Detect® which detects lung cancer; and PC Detect® which detects prostate cancer.

Under the terms of the agreement, in the first calendar year of the contract Panacea expects to recognize a minimum of $280,000 in revenue.  If Palmverse Limited meets the minimum order requirement, the minimum volume will increase for both the second and third year of the contract, resulting in a potential $8.75 million in revenue for the two years.  The contract also includes the option for an extension beyond the third calendar year, with an increased minimum volume and an estimated $7 million in revenues for each subsequent year.

“This contract demonstrates the value of Panacea’s innovative diagnostic products,” commented Dr. Mahmood Moshiri, President and Chief Executive Officer of Panacea Global Inc.  “We are currently in discussions to supply our tests to a number of countries, including: Ireland, Switzerland, the Czech Republic, Romania, Russia, Turkey and Azerbaijan in Europe; China, Japan, India and Taiwan in the Asia-Pacific region; and Iran, the United Arab Emirates, Qatar, Egypt and Sudan in the Middle East.”

Dr. Moshiri continued, “While today’s agreement is merely the first step in our strategy to market our products across the globe, it establishes our company commercially, strengthens our financial profile in the eyes of potential customers, partners and investors and begins to shed light on Panacea Global’s long-term, recurring revenue potential.”

About Us
Panacea Global, Inc. is a biopharmaceutical company providing blood (protein), serum and tissue tests to diagnose and monitor cancer through a licensing agreement with Panacea Pharmaceuticals, Inc.  This license is exclusive worldwide with the exception of the United States.  The Company currently offers lung cancer, breast cancer, prostate cancer and colorectal cancer tests.

Forward-Looking Statements
This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding Panacea's performance, including future product development. Forward-looking statements may be identified by the use of words such as "plan", "intend" or words of similar meaning in conjunction with statements of future performance. All such statements are based upon current expectations of Panacea and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to:  difficulties inherent in product development and delays in product introductions; the possibility that Panacea may not be able to enter into product development agreements on satisfactory terms; adverse changes in regional, national or foreign economic conditions; competitive factors; pricing and market share pressures; increases in energy costs and their effect on, among other things, the cost of producing products; fluctuations in costs and availability of raw materials and in Panacea's ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting business or changes in enforcement practices with respect to such laws; and future healthcare reform, including changes in government pricing or other cost containment reforms. Panacea does not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

Company Contact:
Dr. Mahmood Moshiri
416-450-6414
moshiri@panaceglobalinc.com

Investor Contact:
KCSA Strategic Communications
Todd Fromer / Chi-Chi Millaway
212-896-1215 / 212-896-1269
Tfromer@kcsa.com / Cmillaway@kcsa.com